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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                        AUGUST RESULTS VS. PLAN                   Page 1 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)
                            August, 1997             Fiscal 1997 Year-to-Date
                      --------------------------  -----------------------------
                                           Last                           Last
                       Actual  Plan (a)     Yr      Actual  Plan (a)      Yr
                      -------- -------- --------  --------- --------- ---------
INCOME SUMMARY:
Net Sales              $156.2   $155.8   $153.4   $1,092.3  $1,112.2  $1,091.2

FIFO  Margin     $       42.6     40.8     40.0      305.1     300.2     295.0
      Margin     %       27.3%    26.2%    26.1%      27.9%     27.0%     27.0%

Total Expenses          (44.3)   (43.8)   (42.7)    (308.2)   (310.7)   (302.2)

Other Income              2.2      2.2      2.2       15.0      14.8      14.7
                      -------- -------- --------  --------- --------- ---------
EBITDA                    0.5     (0.8)    (0.5)      11.9       4.3       7.5

Dep and Amort (net)      (0.6)    (0.7)    (0.4)      (4.0)     (4.2)     (2.8)
Net Interest Expense     (1.1)    (1.3)    (1.8)      (6.7)     (7.6)    (11.2)
Other Income (Expense)      -        -        -       (0.1)        -       0.4
Non-Cash Income Tax       0.4      0.9      0.8       (0.4)      2.5       1.8
      (Provision) Benefit
                      -------- -------- --------  --------- --------- ---------
Net Income (Loss)       ($0.8)   ($1.9)   ($1.9)      $0.7     ($5.0)    ($4.3)
                      ======== ======== ========  ========= ========= =========


                                                   Balance at End of Period
                                                  -----------------------------
                                                                        Last
                                                   Actual   Plan (a)     Yr
                                                  --------- --------- ---------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                            $23.9     $29.2     $24.7
Merchandise Inventories, LIFO                        469.2     496.8     480.9
Other Current Assets                                  46.6      41.0      49.3
                                                  --------- --------- ---------
      Total Current Assets                           539.7     567.0     554.9
Net Fixed Assets                                      76.5      77.5      61.7
Other Long-Term Assets                                 8.1       4.2       5.3
                                                  --------- --------- ---------
      Total Assets                                  $624.3    $648.7    $621.9
                                                  ========= ========= =========

Trade Accounts Payable                              $168.0    $196.6    $157.6
Short-Term Debt (Revolver)                            84.9     100.0     118.2
Other Current Liabilities                            168.6     159.6     164.2
                                                  --------- --------- ---------
      Total Current Liabilities                      421.5     456.2     440.0

Long-Term Debt                                         9.3       9.3      13.2
Other Long-Term Liabilities                           32.0      31.7      33.1

Unfavorable Lease Liability                           15.9      15.5      17.7
Fresh-start Excess Net Assets (Negative Goodwill)     32.8      32.8      38.9

Paid-In-Capital                                       92.5      88.5      81.0
Retained Earnings (Deficit)                           20.3      14.7      (2.0)
                                                  --------- --------- ---------
      Total Stockholders' Equity                     112.8     103.2      79.0
                                                  --------- --------- ---------
      Total Liabilities & Equity                    $624.3    $648.7    $621.9
                                                  ========= ========= =========

  (a) As reported on Form 8-K dated August 7, 1997.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on sale of properties.


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